Exhibit 10.1

AMENDMENT TO AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

This Amendment to the Amended and Restated Employment Agreement (“Amendment”) is made as of January 4, 2017 by and between Cinedigm Corp., a Delaware Corporation, 902 Broadway, 9th Floor, New York, NY 10010 (the “Company”) and Christopher J. McGurk, having an address at 8383 Wilshire Blvd., Suite 400, Beverly Hills, CA 90211 (the “Employee”).

WITNESSETH:

WHEREAS, the Company and the Employee entered into an Amended and Restated Employment Agreement on the 22nd day of August, 2013, which expires on March 31, 2017 (the “Agreement”);

WHEREAS, the Company desires to continue to employ the services of the Employee, and the Employee desires to continue to be employed by the Company beyond March 31, 2017 upon the terms and conditions set forth in the Agreement, except as expressly modified herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1.           All terms and conditions of the Agreement shall remain in full force and effect except as expressly modified herein, and there shall be no modification of such terms and conditions except as expressly made herein.

2.           Section 3 of the Agreement is hereby amended and restated in its entirety to read as follows:

3.           Term.

(a)           Except as otherwise provided for herein, the term of this Agreement shall be from January 4, 2017 (the “Effective Date”) through March 31, 2018 (the “Term”). The parties hereto agree to provide written notice to each other no later than one hundred eighty (180) days before the expiration of the Term regarding whether or not each party intends to extend the Term for an additional year (the “Notice Period”). If the Company either notifies Employee of its intent not to extend the Term or fails to provide written notice of its intention not to extend the Term at least one hundred eighty (180) days prior to the expiration of the Term and Employee has provided notice of his intent to extend the Term, then, at the discretion of the Company, the Term shall either be extended by a period of time equal to the portion of the Notice Period for which written notice was not provided, or pay the Employee severance equal to (i) Base Salary during said period of time and (ii) a pro rata portion of any bonus earned through the date of the last day of Employee’s employment (“pay or play”).

(b)           Upon the expiration of the Term, this Agreement, except for the provisions that survive pursuant to this Section 3 and Section 8, will have no further force or effect. In the event Employee remains employed by the Company after the Term expires and the parties have not executed a successor written agreement, the Employee’s employment will be at-will; provided, however, that the Employee, for the duration of his at-will employment, will remain entitled to the severance benefit described above, and in accordance with the terms set forth, in Section 6(c) of this Agreement. In such event, Employee for the duration of his at-will employment will be entitled to receive the Base Salary and participate in the bonus and benefit plans in effect at the expiration of the Term.

3.           If Employee’s employment is terminated by the Company without cause at any time before, but not including, March 31, 2018, in addition to all payments to which Employee may be entitled under the Agreement except as provided in this paragraph 3, Employee will receive a one-time, lump-sum payment of Two Hundred Fifty Thousand Dollars ($250,000), less applicable statutory deductions and authorized withholdings. For the avoidance of doubt, any payment under this Section 3 is in lieu and in full satisfaction of any retention bonus that would have been paid to you for the fiscal year ended March 31, 2017 pursuant to Section 4(e) of the Agreement.

4.           The Employee acknowledges the receipt of a grant of 300,000 shares of restricted stock pursuant to the terms of the Company’s 2000 Second Amended and Restated Equity Incentive Plan, as amended, and a Notice of Restricted Stock Award dated November 4, 2016.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

CINEDIGM CORP.		CHRISTOPHER J. MCGURK

By:	/s/ Gary S. Loffredo	/s/ Christopher J. McGurk
Gary S. Loffredo
VP – General Counsel